EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Form F-3 (Registration No. 333-197278) of the Company of our reports dated April 27, 2015, with respect to the consolidated financial statements of the Company, included in its Annual Report (Form 20-F) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

Ernst & Young

Certified Public Accountants

Hong Kong

April 27, 2015